The followig agreement has been signed by Vanessa Lindsey, Anthony Joffe, Ed Dmytryk, Lawrence Van Etten, David Cantley, G. Richard Chamberlin, Douglas L. Wilson, Charles J. Champion, Jr. and J.Bruce Gleason.


Agreement to Serve as Corporate Director

         This agreement to serve as a corporate director (the "Agreement") is made and entered into by and between AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively), and Fist&Middle&Last, a Florida resident ("Mr. Last Name ").

                                    Preamble:

         WHEREAS, Mr. Last Name either currently serves as a member of AmeriNet's board of directors or is to be nominated for election to AmeriNet's board of directors at the next annual meeting of AmeriNet's stockholders, currently scheduled for December 21, 2000 (the "Annual Meeting"); and

         WHEREAS, AmeriNet has required, as a condition to nomination for service on its board of directors, that all nominees by the current board of directors enter into a form of agreement that delineates the proposed director's rights, duties and responsibilities; and

         WHEREAS, the Parties agree that this Agreement provides important directives outlining the duties, obligations, responsibilities and rights that are expected by members of AmeriNet's board of directors and Mr. Last Name desires to be elected as a member of AmeriNet's board of directors and to serve thereon in compliance with the requirements of this Agreement and AmeriNet's bylaws:

         NOW, THEREFORE, intending to be legally bound, the Parties agree that if Mr. Last Name is elected as a member of AmeriNet's board of directors at the annual meeting of AmeriNet's shareholders for the current year, he will be bound by the following obligations and shall have the following rights:

                                   Witnesseth:

                                    Article I
                       Term, Renewals, Earlier Termination

1.1      Term.

(A) Subject to the provisions set forth herein, the term of this Agreement shall be deemed to commence immediately following Mr. Last Name's election to AmeriNet's board of directors at the Annual Meeting and shall continue until the latter of December 31, 2001 or the election, qualification and assumption of office by Mr. Last Name's successor as a member of AmeriNet's board of directors, unless earlier terminated as hereinafter set forth.

(B) Notwithstanding anything in this agreement the Directors term will terminate if the Director is not re-elected at the next Annual Meeting

(C) In the event that Mr. Last Name is reelected or otherwise serves as a member of AmeriNet's board of directors after December 31, 2001, then, unless a new agreement pertaining to his role as a member of AmeriNet's board of directors is entered into specifically superceding the provisions of this Agreement, this Agreement shall be deemed continuingly self renewing for so long as, or whenever Mr. Last Name serves as a member of AmeriNet's board of directors, with the compensation called for hereunder being duplicated for the ensuing year on terms modified solely as follows:



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



         (1) The term and exercise period of the new Chamberlin Options shall be modified to reflect, as closely as possible, terms materially similar to those that applied to the Chamberlin option described in Section 3.1 of this Agreement; and

         (2) The exercise price shall be the lowest exercise price permitted under AmeriNet's then current stock option plan, based on the closing last transaction price of AmeriNet's common stock on the last day of the year preceding the immediately preceding term of this Agreement or any extensions thereof.

         (3) The number of Options shall be prorated based on the part of the year during which Mr. Last Name serves and based on the roles in which Mr. Last Name serves on AmeriNet's board of directors based on the formula hereinafter set forth.

1.2      Earlier Termination.

(A) AmeriNet shall have the right to terminate this Agreement prior to the expiration of its Term, subject to the provisions of Section 1.3, for the following reasons:

         (1)      For Cause:

                  (a) AmeriNet may terminate Mr. Last Name 's rights under this Agreement at any time for cause.

                  (b) Such termination shall be evidenced by written notice thereof to Mr. Last Name , which notice shall specify the cause for termination.

                  (c)      For purposes hereof, the term "cause" shall mean:

                           (i) The inability of Mr. Last Name , through sickness or other incapacity, to discharge his duties under this Agreement for 30 or more consecutive days or for a total of 45 or more days in a period of twelve consecutive months;

                           (ii) Dishonesty; theft; or conviction of a crime involving moral turpitude;

                           (iii) Material default in the performance of his obligations, services or duties required under this Agreement or materially breach of any provision of this Agreement, which default or breach has continued for five days after written notice of such default or breach.

         (2)      Discontinuance of Business:

                  In the event that AmeriNet discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of AmeriNet shall not be deemed a termination of its business.

         (3)      Death:

                  This Agreement shall terminate immediately on Mr. Last Name 's death; however, all accrued compensation at such time shall be promptly paid to Mr. Last Name 's estate.

1.3      Final Settlement.

         Upon termination of this Agreement and payment to Mr. Last Name of all amounts due him hereunder, Mr. Last Name or his representative shall execute and deliver to the terminating entity on a form prepared by the terminating entity, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to AmeriNet all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.

                                   Article II
                       Performance of Duties as a Director

2.1      Performance of Duties

(A) Mr. Last Name shall perform his duties as a director , including his duties as a member of any committee of AmeriNet's board of directors upon which he may serve, pursuant to the requirements set forth in AmeriNet's certificate of incorporation and bylaws (its "Constituent Documents"), in good faith, in a manner he reasonably believes to be in the best interests of AmeriNet, and with such care as is legally required for members of boards of directors under the laws of the State of Delaware and the United States Securities and Exchange Commission, (the "Commission") unless a higher standard of care is specified in AmeriNet's Constituent Documents.

(B) In performing his duties, Mr. Last Name shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

         (1) One or more officers or employees of AmeriNet whom Mr. Last Name reasonably believes to be reliable and competent in the matters presented;

         (2) Legal counsel, public accountants or other persons as to matters which Mr. Last Name reasonably believes to be within such persons' professional or expert competence; or

         (3) A committee of AmeriNet's board of directors upon which he does not serve, duly designated in accordance with a provision of AmeriNet's certificate of incorporation or bylaws, as to matters within its designated authority, which committee Mr. Last Name reasonably believes to merit confidence.

(C) Mr. Last Name shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described in Section 2.1(B) to be unwarranted.

(D) If Mr. Last Name is present at a meeting of AmeriNet's board of directors at which action on any corporate matter is taken it shall be presumed that he assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

(E) If Mr. Last Name is requested to provide comments on any corporate matters through a written request delivered by hand, mail, fax or e-mail, then, unless he affirmatively provides written comments thereto or specifies in a written response that he is unable or unwilling to provide comments thereto, he shall be presumed to have approved the matter as accurate, complete and not misleading, and if he has indicated his inability or unwillingness to comment on more than three occasions within any fiscal year, he shall be presumed to have refused to perform his duties as a member of AmeriNet's board of directors in a manner justifying his removal therefrom for cause under this Agreement.

2.2      Director Conflicts of Interest

(A) Neither Mr. Last Name nor any affiliate thereof will enter into any contract or other transaction with AmeriNet unless the fact of such relationship or interest is disclosed or known to AmeriNet's board of directors or committee which authorizes, approves or ratifies the contract or transaction and it is approved by a vote or consent sufficient for the purpose without counting the vote or consent of Mr. Last Name ; and, if stockholder approval is required, the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

(B) Mr. Last Name may be counted in determining the presence of a quorum at a meeting of AmeriNet's board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

2.3      Performance and Attendance

(A) Mr. Last Name will serve on AmeriNet's board of directors, on AmeriNet's audit committee, as chairman and on such committees of AmeriNet's board of directors as to which he is appointed and will discharge his duties thereunder in good faith, using his best efforts on behalf of AmeriNet and its stockholders.

(B) Mr. Last Name shall use his best efforts to participate in a timely manner in all meetings of AmeriNet's board of directors or of committees thereof to which he has been appointed or elected, and if unavailable in person, to make arrangements to participate by teleconference or other legally available means.

(C) In the event that Mr. Last Name fails to participate in a meeting of AmeriNet's board of directors or of committees thereof to which he has been appointed or elected, Mr. Last Name shall promptly acquaint himself with all matters transacted at such meeting and if practical, shall provide the board of directors or committee involved with supplemental input and advice on all such matters and if appropriate and possible, shall request reconsideration of any material matters as to which his participation would have affected the result of actions taken.

(D) In the event that Mr. Last Name misses more than 20% of the meetings of AmeriNet's board of directors or of committees thereof to which he has been appointed or elected, Mr. Last Name will, at the option of AmeriNet's board of directors, be presumed to have resigned from the board of directors prior to the expiration of the term of this Agreement based on an inability to dedicate required time to the affairs of AmeriNet and this Agreement shall be presumptively be deemed the instrument of such resignation.

(E) Mr. Last Name shall be responsible, together with the other members of the board of directors, for review and approval prior to filing of all data that AmeriNet is required to file with the Commission, with the United States Internal Revenue Service (the "Service") and with comparable state and local agencies.

(F) If a member of the regulatory affairs or audit committees, Mr. Last Name shall be responsible for using reasonable efforts to assist its chairman to assure that AmeriNet and all of its subsidiaries develop and implement information gathering, retention and transmittal procedures that comply with all applicable legal and auditing requirements, that AmeriNet and its subsidiaries promptly transmit required data to AmeriNet's auditors and legal counsel and that AmeriNet's auditors and legal counsel prepare and pass upon materials that AmeriNet is required to file with the Commission or the Service, on a timely basis, adequate for review, comment and correction by all appropriate personnel, including management of AmeriNet and its subsidiaries, as well as the members of their boards of directors, attorneys and advisors, at least three business days prior to the legally mandated filing dates.

(G) If a member of the audit committee, Mr. Last Name shall be responsible, together with the other members of the audit committee, for suggesting auditor candidates to AmeriNet's board of directors and stockholders and for rejecting any auditors that any member of the audit committee deems unsatisfactory based on their qualifications, reputation, prices or geographic location, provided that such member must specify in writing, all reasons for such rejection and the committee, voting as a whole, must pass upon such rejection by majority vote, forwarding such result to the board of directors for appropriate action.

2.4      Resignation

         Unless he is the sole serving member of AmeriNet's board of directors, Mr. Last Name may resign at any time by providing AmeriNet's board of directors with written notice indicating the Director's intention to resign and the effective date thereof.; provided, however, that resignation, whether voluntary or presumptive (as provided above) shall result in a forfeiture of all rights to compensation under this Agreement, other than as to compensation that has accrued pursuant to the provisions of this Agreement.

                                   Article III
                                  Compensation


3.1      Director's Plan Options

(A) Mr. Last Name shall be compensated for his services as a member of AmeriNet's board of directors and committees thereof with common stock purchase options issuable under the terms and provisions of AmeriNet's current Non-Qualified Stock Option & Stock Incentive Plan, as follows:

         (1)      For  basic  service  as  a  member  of  AmeriNet's   board  of
                  directors, Mr. Last Name shall be granted an option to purchase 15,000 shares of AmeriNet's common stock, exercisable during the twelve month period commencing on January 1, 2002 and ending on December 31, 2003, at an exercise price based on the last reported transaction price for AmeriNet's common stock reported on the OTC Bulletin Board on the first business day following the directors' election for the term subject to this agreement (normally being the day following the annual stockholders' meeting).

         (2) For service on the audit or executive committee, the option will be increased by an additional 10,000 shares which will vest at the rate of 800 shares per month; and

         (3) For service as the chair of the executive or audit committee the option will be increased by an additional 5,000 shares which will vest at the rate of 400 shares per month.

         (4) All non-vested options will, unless earlier forfeited, become vested on January 1, 2002.

         (5) Exercise of the foregoing options will be subject to the condition precedent that Mr. Last Name comply on a timely basis with all personal reporting obligations to the Commission pertaining to his role with AmeriNet and that the Director-Designee serve in the designated positions providing all of the services required thereby prudently and in good faith.

(B) The securities to be issued as compensation under this Agreement (the "Securities") will be issued without registration under the provisions of Section 5 of the Securities Act or the securities regulatory laws and regula tions of the State of Florida (the "Florida Act") pursuant to exemptions provided pursuant to Section 4(6) of the Act and comparable provisions of the Florida Act;

         (1) Mr. Last Name shall be responsible for preparing and filing any reports concerning this transaction with the Commission and with Florida Division of Securities, and payment of any required filing fees (none being expected);

         (2)      All of the  Securities  will bear  legends  restricting  their transfer, sale, conveyance or hypothecation unless such Securities are either registered under the provisions of
                  Section 5 of the Act and under the Florida Act, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to AmeriNet is provided to AmeriNet's General Counsel to the effect that such registration is not required as a result of applicable exemptions therefrom;

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         (3)      AmeriNet's  transfer agent shall be instructed not to transfer any of the Securities unless the General Counsel for AmeriNet advises it that such transfer is in compliance with all applicable laws;

         (4) Mr. Last Name is acquiring the Securities for his own account, for investment purposes only, and not with a view to further sale or distribution; and

         (5) Mr. Last Name or his advisors have examined information concerning AmeriNet contained on the Commission's Internet web site at www.sec.gov, in the EDGAR archives, as well as AmeriNet's books and records and have questioned AmeriNet's officers and directors as to such matters involving AmeriNet as he or she deemed appropriate.

(C) In the event that AmeriNet files a registration or notification statement with the Commission or any state securities regulatory authorities registering or qualifying any of its securities for sale or resale to the public as free trading securities, it will notify Mr. Last Name of such intent at least 15 business days prior to such filing, and shall, if requested by him, include any shares theretofore issued upon exercise of the Options in such registration or notification statement, provided that Mr. Last Name cooperates in a timely manner with any requirements for such registration or qualification by notification, including, without limitation, the obligation to provide complete and accurate information therefor; and, provided further that, the inclusion of such securities in such notification or registration statement is not deemed by any participating underwriter to be detrimental to a proposed offering of AmeriNet's securities to the public or to the price or liquidity of AmeriNet's publicly held securities.

3.2      Contingent Compensation

         In addition to the compensation described above and in Section 3.1 (unless comparable compensation is provided for under the terms of a separate employment or consulting agreement):

(A) In the event that Mr. Last Name arranges or provides funding for AmeriNet on terms more beneficial than those reflected in AmeriNet's current principal financing agreements, copies of which are included among AmeriNet's records available through the SEC's EDGAR web site, Mr. Last Name shall be entitled, at his election, to either:

         (1)      A fee equal to 5% of such savings, on a continuing basis; or

         (2) If equity funding is provided through Mr. Last Name or any affiliates thereof, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

         (3) If equity funding is arranged for AmeriNet by Mr. Last Name and AmeriNet is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, Mr. Last Name shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

(B) In the event that Mr. Last Name generates business for AmeriNet, then, on any sales resulting therefrom, Mr. Last Name shall be entitled to a commission equal to 5% of the net income derived by AmeriNet therefrom, on a continuing basis.

3.3      Indemnification.

         AmeriNet will defend, indemnify and hold Mr. Last Name harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs,

                                    Page 62
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witness fees,  etc.) resulting from any reasonable  actions taken by him in good faith on behalf of AmeriNet, its affiliates or for other persons or entities at the request of the board of directors of AmeriNet, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mr. Last Name to incur any out of pocket expenses; provided, however, that Mr. Last Name permits AmeriNet to select and supervise all personnel involved in such defense and that Mr. Last Name waives any conflicts of interest that such personnel may have as a result of also representing AmeriNet, their stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                                Special Covenants

4.1      Confidentiality.

(1) Mr. Last Name acknowledges that, in and as a result of his duties hereunder, he will be developing for AmeriNet, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as AmeriNet's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by AmeriNet, Mr. Last Name hereby covenants and agrees that he shall not, at anytime during or following the terms of his service as a member of AmeriNet's board of directors, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his association with AmeriNet, or AmeriNet's affiliates.

(2) In the event of a breach or threatened breach by Mr. Last Name of any of the provisions of this Section 4.1, AmeriNet, in addition to and not in limitation of any other rights, remedies or damages available to AmeriNet, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Mr. Last Name , or by Mr. Last Name 's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him.

4.2      Special Remedies.

         In view of the irreparable harm and damage which would undoubtedly occur to AmeriNet as a result of a breach by Mr. Last Name of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect AmeriNet's interests, Mr. Last Name hereby covenants and agrees that AmeriNet shall have the following additional rights and remedies in the event of a breach hereof:

(A) Mr. Last Name hereby consents to the issuance of a permanent injunction enjoining him from any violations of the covenants set forth in Section
         4.1 hereof; and

(B)      Because it is  impossible  to ascertain or estimate the entire or exact cost,  damage  or  injury  which  AmeriNet  may  sustain  prior  to the effective enforcement of such injunction, Mr. Last Name hereby covenants and agrees to pay over to AmeriNet, in the event he violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

         (1) Any payment orcompensation of any kind received by him because of such violation before the issuance of such injunction, or

         (2) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by AmeriNet as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to AmeriNet for any breach of the covenants and agreements contained in this Article Four, prior to the issuance

                                    Page 63
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                  of such  injunction,  the  Parties  recognizing  that the only adequate remedy to protect AmeriNet from the injury caused by such breaches would be injunctive relief.

4.3      Cumulative Remedies.

         Mr. Last Name hereby  irrevocably agrees that the remedies described in
Section 4.2 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which AmeriNet is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4      Acknowledgment of Reasonableness.

         Mr. Last Name hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of AmeriNet, its officers, other directors and employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mr. Last Name hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, Mr. Last Name hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mr. Last Name hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5      Unauthorized Acts.

         Mr. Last Name hereby covenants and agrees that he will not do any act or incur any obligation on behalf of AmeriNet of any kind whatsoever, except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

4.6      Covenant not to Disparage

         Except for information given to any governmental entity in the reasonable belief that it relates to a violation of law, Mr. Last Name hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, he will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about AmeriNet, its constituent members, or their officers, directors, stockholders, employees, agent or affiliates, whether related to the business of AmeriNet, to other business or financial matters or to personal matters.

                                    Article V
                  Agreement to Comply with Legal Restrictions.

5.1      AmeriNet Securities.

(A) Mr. Last Name is the record and beneficial owner of the AmeriNet securities shown on the signature page hereto, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; does not beneficially own any other AmeriNet securities and, has full power and authority to make, enter into and carry out the terms of this Agreement.

(B) Mr. Last Name agrees that any AmeriNet securities that he purchases or with respect to which he otherwise acquires record or beneficial ownership after the date of this Agreement ("New AmeriNet Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned prior to the date of this Agreement.


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(C)      Mr. Last Name has full power and  authority to execute this  Agreement, to make the representations, warranties and covenants herein contained and to perform Director-Nominee's obligations hereunder.

(D) Mr. Last Name has no present plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of, including by means of a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing being hereinafter referred to generically as a "Sale") of any of the AmeriNet securities that Mr. Last Name currently owns or may acquire during the term of this Agreement, or any securities that may be paid as a dividend or otherwise distributed thereon with respect thereto or issued or delivered in exchange or substitution therefor.

(E) If any of Mr. Last Name's representations in this Agreement cease to be true at any during the term of this Agreement, Mr. Last Name will deliver to AmeriNet's general counsel a written statement to that effect, specifying the nature of the change signed by Mr. Last Name.

5.2      Transfer or Encumbrance.

(A) Mr. Last Name agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber Mr. Last Name 's AmeriNet securities or any New AmeriNet Securities acquired or to make any offer or agreement relating thereto during the time that Mr. Last Name serves on AmeriNet's board of directors and for an additional period of 90 days thereafter (the term of this agreement), except:

         (1) During such periods following the filing by AmeriNet of reports with the Securities and Exchange Commission as may be determined by the regulatory compliance committee of
                  AmeriNet's board of directors to provide currency of information required to avoid violation of restrictions under the Securities Act and the Exchange Act against trading on inside information.

         (2)      In full compliance with the requirements of:

                  (a) Rule 144 promulgated by the Commission under authority granted by the Securities Act;

                  (b)     Sections 13D  and 16(a) of the Exchange Act, including
                          requirements    pertaining   to   timely   filing   of
                          Commission  Forms 3, 4 and 5 or Schedule 13-D; and

         (3) In full compliance with the procedures established by AmeriNet (including requirements imposed upon its transfer agent) to assure compliance with the foregoing.

(B) No transactions permitted pursuant to Section 5.2(A) shall be effected until:

         (1) Legal counsel representing Mr. Last Name (which legal counsel is reasonably satisfactory to AmeriNet), shall have advised AmeriNet in a written opinion letter satisfactory to AmeriNet and AmeriNet's legal counsel, and upon which AmeriNet and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition and that all requirements under the Exchange Act, including Sections 13 and 16 thereof have been complied with; or

         (2) A registration statement under the Securities Act covering AmeriNet's Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission (the "Commission") and made effective under the Securities Act; or


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



         (3) An authorized representative of the Commission shall have rendered written advice to Mr. Last Name (sought by Director-Nominee or Director-Nominee's legal counsel, with a copy thereof and all other related communications delivered to AmeriNet) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated; or

         (4) AmeriNet's general counsel and president shall have specifically consented to the transaction in wiring pursuant to authority delegated in a specific resolution of the regulatory affairs committee of AmeriNet's board of directors.

(C) Mr. Last Name also understands and agrees that stop transfer instructions will be given to AmeriNet's transfer agent with respect to certificates evidencing his AmeriNet securities and that there will be placed on the certificates evidencing his AmeriNet securities legends stating in substance: "The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the provisions of Section 4(1), 3(b) or 4(2) of such act, and comparable state law provisions or they have been held by a person deemed a control person under Commission Rule 144 and subject to reporting obligations under Section 13D of the Exchange Act and to reporting obligations and trading restrictions under Section 16(a) of the Exchange Act. These securities may not be transferred pledged or hypothecated unless they are first registered under applicable federal, state or foreign laws, or the transaction is demonstrated to be exempt from such requirements to the Company's satisfaction, and, all required reports pertaining thereto, including Commission Forms 3, 4, 5 and 144 and Commission Schedule 13D have been filed with the Commission."

5.3      No Proxy Solicitations.

          Mr. Last Name will not, and will not permit any entity under his control, while a director of AmeriNet, to:

(A) Solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any meetings of AmeriNet's stockholders;

(B) Initiate a stockholders' vote or action by consent of AmeriNet stockholders with respect to any stockholders action; or

(C) Become a member of a "group" [as such term is used in Section 13(d) of the Exchange Act] with respect to any voting securities of AmeriNet.

5.4      No Limitation on Discretion as Director.

         This Article is intended solely to apply to the exercise by Mr. Last Name in his individual capacity of rights attaching to ownership of the AmeriNet securities and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Mr. Last Name with respect to, any action which may be taken or omitted by him acting in his fiduciary capacity as a member of AmeriNet's board of directors or any committee thereof.

                                   Article VI
                                  Miscellaneous

6.1      Notices.

(a) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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



                               To Mr. Last Name :
               At the contact information provided in Section 6.18

                                  To AmeriNet:
                            AmeriNet Group.com, Inc.
               2500 North Military Trail, Suite 225-C; Boca Raton,
        Florida 33431 Telephone (561) 998-3435, Fax (561) 998-4635; and,
                         e-mail larry@amerinetgroup.com;
           Attention: Lawrence R. Van Etten, President; with a copy to

                                 General Counsel
                            AmeriNet Group.com, Inc.
                1941 Southeast 51st Terrace; Ocala, Florida 34471
              Telephone (352) 694-6661, Fax (352) 694-1325; and to

                           The Yankee Companies, Inc.
        2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                       e-mail lenny@yankeecompanies.com;
                   Attention: Leonard Miles Tucker, President

         or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)      (1)      The  Parties  acknowledge  that  the Yankee Companies, Inc., a
                  Florida   corporation   ("Yankees")   serves  as  a  strategic
                  consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

         (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

         (3) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Party acknowledging that applicable rules of the Florida Bar prevent AmeriNet's general counsel, who has reviewed, approved and caused modifications on behalf of AmeriNet, from representing anyone other than AmeriNet in this transaction.

6.2      Amendment.

(A) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(B) This Agreement may not be modified without the consent of a majority in interest of AmeriNet's stockholders.

6.3      Merger.

(A) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.


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



6.4      Survival.

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

6.5      Severability.

         If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

6.6      Governing Law.

         This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, except for any choice of law provisions that would result in the application of the law of another jurisdiction, and except for laws involving the fiduciary obligations of AmeriNet's officers and Director-Nominees, which shall be governed under Florida law.

6.7      Third Party Reliance.

         Legal counsel to and accountants for the Parties shall be entitled to rely upon this Agreement.

6.8      Venue.

         Any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

6.9      Litigation.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, proceedings and appeals, whether or not formal proceedings are initiated.

(B) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1)   (a)  First,  the issue shall be submitted  to mediation  before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, three by AmeriNet and three by Mr. Last Name .

               (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by AmeriNet and three by Mr. Last Name.

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



         (3)      (a)      Expenses of mediation shall be borne by AmeriNet, if
                           successful.

                  (b)      Expenses  of  mediation,   if  unsuccessful   and  of
                           arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

                  (c) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

6.10      Benefit of Agreement.

(A) This Agreement may not be assigned by Mr. Last Name without the prior written consent of AmeriNet.

(B) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

6.11      Interpretation.

(A)      The words "include,"  "includes" and "including" when used herein shall
         be  deemed  in  each  case  to  be  followed  by  the  words   "without
         limitation."

(B) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(C) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(D) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(E) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.12     Number and Gender.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

6.13     Further Assurances.

         The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

6.14     Status.

         Nothing in this Agreement shall be construed or shall constitute an agency, employment, partnership, joint venture relationship.

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



6.15     Counterparts.

(A)      This Agreement may be executed in any number of counterparts.

(B) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

6.16     License.

(A) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(B) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

(C) This Agreement shall not be more strictly interpreted against any Party as a result of its authorship.

6.16     Waiver.

         No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

6.17     Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

6.18     Consultation with Counsel.

         Mr. Last Name has carefully read this Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of AmeriNet securities to the extent he felt necessary, with his own legal counsel.

6.19     Information Concerning Mr. Last Name  's Share Ownership.

(A)      AmeriNet securities beneficially owned by Mr. Last Name :

         (1)      ___________ shares of AmeriNet common stock; and

         (2)      ___________ shares of AmeriNet common stock subject to options warrants or other rights; and

         (3)      ___________ other AmeriNet securities, as specifically
                              described in exhibit 6.19 annexed hereto and made a part hereof, if any.

(B)      (1)      Domicile Address:    _________________________________________
                                  Street address      City              Zip code

         (3)      Telephone, fax and e-mail:  __________________________________


         In Witness Whereof, Mr. Last Name and AmeriNet have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
         In Our Presence:

----------------------------

----------------------------                        ----------------------------
                                                         Fist&Middle&Last
Dated:   December  21, 2000

                                                     AmeriNet Group.com, Inc.
----------------------------

____________________________                By:     /s/ Lawrence R. Van Etten
                                         Lawrence R. Van Etten, Acting President
         (Corporate Seal)
                                          Attest:  /s/ Vanessa H. Lindsey
                                                 Vanessa H. Lindsey, Secretary
Dated:   December 21, 2000


                                     Page 71